EXHIBIT 10.8

                                                           Execution Copy


=========================================================================



                           R&B FALCON GUARANTY

                                  from

                         R&B FALCON CORPORATION



                       Dated as of August 31, 1999


==========================================================================


                            R&B FALCON GUARANTY


    THIS GUARANTY (this "Guaranty"), dated as of August 31, 1999, made by R&B FALCON CORPORATION (the "Guarantor") in favor of the Beneficiaries named below;

                           W I T N E S S E T H:

    WHEREAS, pursuant to the terms of (i) a Participation Agreement, dated as of the date hereof (the Participation Agreement ), among Deepwater Drilling II L.L.C., a Delaware limited liability company, Wilmington Trust FSB, a federal savings bank, not in its individual capacity except as expressly provided therein, but solely as trustee under the Investment
Trust Agreement, Deepwater Investment Trust 1999-A, a Delaware business trust, Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity except as expressly provided therein, but solely as Charter Trustee under the Charter Trust Agreement), BA Leasing & Capital Corporation, a California corporation, as Documentation Agent, each of the financial institutions listed on the signature pages thereto, or that may become a party thereto, as a Certificate Purchaser, solely with respect to Sections 2.15, 6.9, 9.4(a) and 12.13(b), R&B Falcon Corporation and Conoco Inc., and solely with respect to Sections 5.2 and 6.4, RBF Deepwater Exploration II Inc., a Nevada corporation, and Conoco Development II Inc., a Delaware corporation, and (ii) a Master Charter (together with the Charter Supplements), dated as of the date hereof, between the Charter Trustee and Deepwater, the Charter Trustee has agreed to charter to Deepwater and Deepwater agreed to charter from the Charter Trustee all of the Charter Trustee s interest in the Drillship;

    WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Participation Agreement and other Transaction Documents that Guarantor execute and deliver this Guaranty and that Conoco execute and deliver the Conoco Guaranty; and

    WHEREAS, this Guaranty is offered by Guarantor, and the Conoco Guaranty is offered by Conoco, as an inducement to the Participants to consummate the transactions contemplated in the Participation Agreement, which transactions, if consummated, will be of benefit to Guarantor and Conoco;

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

    SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined in this Guaranty shall have the respective meanings specified in Appendix 1 to the Participation Agreement. The obligations guaranteed under Section 2(a) below are collectively referred to as the Guaranteed Obligations and individually referred to as a Guaranteed Obligation . Each of the Investment Trust, the Investment Trustee, the Charter Trustee, the Documentation Agent, the Certificate Purchasers, the Hedging Agreement Counterparties, if any, and the other Indemnified Parties is referred to as a Beneficiary and are collectively referred to as the Beneficiaries .

    SECTION 2.  Guaranteed Obligations.

    (a) Subject to the terms hereof, the Guarantor does hereby irrevocably and unconditionally guarantee to the Beneficiaries entitled thereto, as a primary obligor and not as a surety, until such time as final and indefeasible payment thereof has been made, the due and punctual payment by Deepwater, when due, whether by acceleration or otherwise, of

    (i) an amount equal to (x), with respect to any payments of Purchase Option Price due by Deepwater under Section 20.1 of the Master Charter (whether such Purchase Option is exercised at Deepwater s option or at the Charter Trustee s option pursuant to an exercise of remedies under either Charter Supplement), (A) the Guarantor's Percentage of that portion of the Purchase Option Price representing the Certificate Purchaser Balance and any accrued and unpaid Certificate Return plus (B) 60% of that portion of the Purchase Option Price representing accrued and unpaid Supplemental Hire and (y), with respect to payments due with respect to an exercise of the remedy set forth in Section 4.2(a) of Charter Supplement No. 1, (A) the Guarantor's Percentage of Termination Value plus (B) the Applicable Percentage of any Supplemental Hire due under such Section 4.2(a) and all other amounts payable pursuant to such
    Section 4.2(a); provided, however, that for purposes of this clause
    (a)(i)(y) the Guarantor's Percentage shall be calculated using the Applicable Percentage calculated in accordance with Section 4.2(a) of Charter Supplement No. 1; provided, further, that for the purposes of this Guaranty, the "Termination Value" hereunder shall not exceed the Termination Value as of the Scheduled Charter Expiration Date;

    (ii) with respect to any payments of the Residual Guaranty Amount due by Deepwater under Section 20.3 of the Master Charter,

         (A) where the Residual Guaranty Amount is less than the Maximum Residual Guaranty Amount, (1) the Guarantor's Percentage of that amount listed in clause (i)(A) of the definition of Residual Guaranty Amount plus (2) 60% of that amount listed in clause (i)(B) of the definition of Residual Guaranty Amount, or

         (B) where the Residual Guaranty Amount is equal to the Maximum Residual Guaranty Amount, (1) the Guarantor s Percentage of that amount listed in clause (i) of the definition of Maximum Residual Guaranty Amount plus (2) 60% of that amount listed in clause (ii) of the definition of Maximum Residual Guaranty Amount;

    (iii) 60% of the amount of any premium payable under any policy of insurance required to be maintained by Deepwater under Section 14.1 of the Master Charter;

    (iv) 60% of any Claims and Tax Claims due by Deepwater pursuant to
    Section 10 of the Participation Agreement;

    (v) the Applicable Percentage of the amount due by Deepwater to the Charter Trustee under the Deepwater Hedging Agreements (if any) upon the occurrence of an Early Termination Date (as defined in the Deepwater Hedging Agreements) in connection with an Event of Loss during the Charter Term; and

    (vi) all installments of Basic Hire due by Deepwater under the R&B Falcon Charter during the period after the Scheduled Charter Expiration Date (or, if the Charter Term has been extended pursuant to Section 19.1 of the Master Charter, after the end of such extension period) until the earlier of (A) the transfer of the risk of loss with respect to the Drillship to a purchaser under an agreement for sale of the Drillship and (B) the redelivery of the Drillship in accordance with Section 18.1 of the Master Charter;

provided, however, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

    (b) Subject to the terms hereof, the Guarantor does hereby irrevocably and unconditionally guarantee as a primary obligor and not as a surety to each of the Beneficiaries entitled thereto, until such time as final and indefeasible payment thereof has been made, the due and punctual payment by RBF Deepwater Exploration II Inc. when due, whether by acceleration or otherwise, of all damages payable by RBF Deepwater Exploration II Inc. as a result of a breach of its covenant set forth in Section 6.4(a) of the Participation Agreement at any time when RBF Deepwater Exploration II Inc. is not a Subsidiary of the Guarantor.

    (c) The Guarantor hereby indemnifies and holds harmless each of the Beneficiaries for any and all costs and expenses (including reasonable attorney s fees and expenses) incurred by such Beneficiary in enforcing any rights under this Guaranty.

    SECTION 3. Nature of Obligations. This Guaranty shall constitute a guaranty of prompt payment and not of collection, and the Guarantor specifically agrees that it shall not be necessary, and that the Guarantor shall not be entitled to require, before or as a condition of enforcing the liability of the Guarantor under this Guaranty or requiring payment or performance of the Guaranteed Obligations by the Guarantor as provided herein, or at any time thereafter, that any Person: (a) file suit or proceed to obtain or assert a claim for personal judgment against Deepwater or any other Person that may be liable for any Guaranteed Obligation; (b) make any other effort to obtain payment or performance of any Guaranteed Obligation from Deepwater or any other Person that may be liable for such Guaranteed Obligation; (c) foreclose against or seek to realize upon any security now or hereafter existing for such Guaranteed Obligation; (d) exercise or assert any other right or remedy to which any Beneficiary is or may be entitled in connection with any Guaranteed Obligations or any security or other guaranty therefor (including any Letter of Credit or Qualified Letter of Credit); or (e) assert or file any claim against the assets of Deepwater or any other Person liable for any Guaranteed Obligation. Notwithstanding the foregoing, the provisions of this Section 3 shall not be construed to avoid any notices or demands or the lapse of any time periods available to Deepwater under the Transaction Documents.

    SECTION 4. Continuing Guaranty. This Guaranty shall in all respects be a continuing, primary, absolute and unconditional guaranty of prompt and complete payment and shall remain in full force and effect until the full and final payment and performance of the Guaranteed Obligations and Guarantor s obligations hereunder. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Participation Agreement and each other Transaction Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Beneficiaries with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, irrespective of:

    (1) any lack of validity, legality or enforceability of the Participation Agreement, any Certificate or any other Transaction Document;

    (2)  the failure of any Beneficiary

         (a) to assert any claim or demand or to enforce any right or remedy against Deepwater or any other Person (including any guarantor (including the Guarantor)) under the provisions of the Participation Agreement, any Certificate, any other Transaction Document or otherwise, or

         (b) to exercise any right or remedy against any guarantor (including the Guarantor) of, or collateral securing, any obligations of Deepwater or any other Person;

    (3) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or the obligations of any guarantor (including the Guarantor), or any other extension, compromise or renewal of any Guaranteed Obligation or the obligations of any guarantor (including the Guarantor);

    (4) any reduction, limitation, impairment or termination of any Guaranteed Obligations or the obligations of any guarantor (including the Guarantor) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations or the obligations of any guarantor (including the Guarantor) or otherwise, other than the payment in full in cash or satisfaction or discharge in full of such Guaranteed Obligation;

    (5) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Participation Agreement, any Certificate or any other Transaction Document;

    (6) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty held by any Beneficiary securing any of the Guaranteed Obligations or the obligations of any guarantor (including the Guarantor);

    (7) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Deepwater, any surety or any guarantor; or

    (8) the condition, design, operation, fitness for use or seaworthiness of the Drillship or the failure of the Drillship to be constructed in accordance with the Construction Contract.

    SECTION 5. Reinstatement. If at any time all or any part of any payment theretofore applied to any of the Guaranteed Obligations is rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Deepwater), such Guaranteed Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application had not been made.

    SECTION 6. Amendments to Transaction Documents; Demands. Guarantor shall remain obligated under this Guaranty notwithstanding that, without any reservation of rights against Guarantor and without notice to or further consent by Guarantor, the obligations or the liability of any other party, upon or for any part of the obligations under the Transaction Documents, may, from time to time, in whole or in part, be renewed, extended, amended, modified, waived, surrendered or released by the Beneficiaries (or anyone acting through or on behalf of the Beneficiaries) and any of the other Transaction Documents may be amended, modified, supplemented or terminated, in whole or in part; provided, however, that notwithstanding anything contained in this Section 6 to the contrary, to the extent that the obligations of Deepwater constituting the Guaranteed Obligations are expressly released or waived in writing, such release or waiver shall be deemed to extend to Guarantor. For the purposes of this Guaranty, any reference to the Transaction Documents shall mean such documents as they now exist and as they may be modified, amended, supplemented, renewed or extended from time to time. When making any demand against Deepwater, a Beneficiary (or anyone acting through or on behalf of such Beneficiary) may, but shall be under no obligation to, make a similar demand on Guarantor and any failure by a Beneficiary (or anyone acting through or on behalf of such Beneficiary) to make any such demand or to collect any payments from Deepwater shall not relieve Guarantor of any of its liabilities under this Guaranty and shall not impair or affect the rights and remedies of the Beneficiaries (or anyone acting through or on behalf of the Beneficiaries) against Guarantor.

    SECTION 7. Payments; No Subrogation. Guarantor hereby agrees that payments under this Guaranty will be paid to the Beneficiary entitled thereto in immediately available funds in accordance with the terms of the applicable Transaction Documents. Until all of the Guaranteed Obligations are indefeasibly paid in full, Guarantor hereby agrees that no payment made by or for the account of Guarantor pursuant to this Guaranty shall entitle Guarantor by subrogation, indemnification, exoneration, contribution, reimbursement or otherwise to any payment by Deepwater or from or out of any property of Deepwater in respect of payments made hereunder, and Guarantor hereby expressly waives, to the fullest extent possible, and shall not exercise, any right or remedy against Deepwater or any property of Deepwater by reason of any performance by Guarantor of this Guaranty unless and until all of the Guaranteed Obligations are fully and finally performed, indefeasibly paid or discharged.

    SECTION 8. Waiver. Guarantor hereby expressly waives: (a) notice of the acceptance of this Guaranty; (b) notice of the existence or creation or non-payment of all or any of the Guaranteed Obligations; (c) presentment, demand, notice of dishonor, protest, and, to the fullest extent permitted by Applicable Law, any notice not required herein, and all other notices whatsoever; and (d) any right to require marshaling of its assets in connection with the satisfaction of the Guaranteed Obligations. When making any demand hereunder against Guarantor, a Beneficiary may, but shall be under no obligation to, make a similar demand on Deepwater and any failure by a Beneficiary to make any such demand or to collect any payments from Deepwater shall not relieve Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Beneficiaries against Guarantor.

    SECTION 9. Assignment. This Guaranty shall be binding upon Guarantor and upon Guarantor s successors and permitted assigns and shall inure to the benefit of the Beneficiaries and their respective successors and permitted assigns. The Guarantor may not delegate any of its obligations hereunder without the prior written consent of the Certificate Purchasers except as provided in the definition of "Prepayment Change of Control Trigger Event" or "Pricing Change of Control Trigger Event". The Guarantor hereby consents and agrees to the Charter Trustee s assignment of its rights under this Guaranty to the Investment Trust pursuant to the Charter Trustee Assignment.

    SECTION 10. Guarantor's Liabilities Not Affected. The duties and obligations of Guarantor under this Guaranty shall remain in full force and effect, without the necessity of any reservation of rights against Guarantor or further assent by Guarantor, and without regard to, and shall not be impaired or affected by:

         (a) any limitation of the remedies of the Beneficiary under any of the Transaction Documents or the rejection or disaffirmance thereof which may now or hereafter be imposed by any Applicable Law or the occurrence of any Event of Default;

         (b) any merger or consolidation of Deepwater or Guarantor into or with any other Person, or any sale, lease or transfer of any or all of the capital stock or assets of Deepwater or Guarantor to any other Person;

         (c) any claim, counterclaim, set-off, deduction or defense (other than payment in full) that Guarantor or Deepwater may have against any Beneficiary, whether hereunder or under any Transaction Document or independent of or unrelated to the transactions contemplated by the Transaction Documents; or

         (d)  any extension of the Charter Term.

    SECTION 11. Bankruptcy of Deepwater. Guarantor agrees that, so long as there are any Guaranteed Obligations outstanding, it shall not (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to Deepwater or its debts; (ii) seek appointment of a receiver, trustee, custodian or other similar official for Deepwater or for all or any substantial part of its property;
(iii) cause, or permit RBF Deepwater Exploration II Inc., as a Member of Deepwater, to vote to permit Deepwater to file a voluntary petition in bankruptcy or under insolvency or similar laws or an answer admitting the material obligations of a petition filed against Deepwater in any such proceeding; or (iv) if Deepwater becomes a debtor-in-possession under applicable bankruptcy laws, cause, or permit RBF Deepwater Exploration II Inc., as a Member of Deepwater, to vote to permit Deepwater to reject either of the Drilling Contracts.

    SECTION 12. No Material Adverse Change. Guarantor represents and warrants to the Beneficiaries that as of the date hereof, there has been no material adverse change in the consolidated assets, liabilities, operations, business or financial condition of the Guarantor from that set forth in its financial statements for the fiscal quarter ended June 30, 1999 included in its report on Form 10-Q filed with the Securities and Exchange Commission with respect to such period.

    SECTION 13. Financial Statements. The Guarantor shall deliver to the Charter Trustee, with sufficient copies for each Certificate Purchaser, copies of its annual and quarterly reports on Form 10-K and Form 10-Q, respectively, filed with the Securities and Exchange Commission promptly after such filings have been made.

    SECTION 14. Miscellaneous. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Beneficiaries or Guarantor unless such modification or waiver is by an instrument in writing and signed by Guarantor and the Beneficiaries. No action permitted hereunder shall in any way affect or impair the rights of any Beneficiary or Guarantor's obligations under this Guaranty. This Guaranty is effective upon delivery.

    This Guaranty is a Transaction Document which is being executed pursuant to the Participation Agreement and in connection with the transactions contemplated therein.

    Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Guaranty shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

    All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Guaranty shall be in writing and shall be deemed to have been duly given when addressed to the appropriate Person and delivered (in the case of the Beneficiaries) in the manner specified in Section 12.3 of the Participation Agreement and (in the case of the Guarantor) when delivered in the manner specified in Section 12.3 of the Participation Agreement and addressed as set forth below:

         R&B Falcon Corporation
         901 Threadneedle, Suite 200
         Houston, Texas 77079
         Telephone No.: (281) 496-5000
         Telecopy No.:  (281) 496-0285
         Attn: Chief Executive Officer

    THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTY (INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE) SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL OTHER CHOICE OF LAW RULES). THIS GUARANTY HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

    All judicial actions, suits or proceedings brought against Guarantor with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guaranty or any transaction contemplated or for recognition or enforcement of any judgment rendered in any such proceedings may be brought in any state or federal court of competent jurisdiction in The City of New York. By execution and delivery of this Guaranty, Guarantor accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and irrevocably agrees to be bound by any final judgment rendered in connection with this Guaranty or any transaction contemplated hereby from which no appeal has been taken or is available. Guarantor irrevocably agrees that all process in any proceeding or any court arising out of or in connection with this Guaranty may be effected by mailing a copy by registered or certified mail or any substantially similar form of mail, postage prepaid, to Guarantor at its address as designated in this Guaranty. Guarantor irrevocably waives trial by jury and any objections which it now or subsequently may have to the bringing of any such action or proceeding in any such jurisdiction.

    Upon request of any Beneficiary, Guarantor shall execute and deliver such further assurances as such Beneficiary may determine in its reasonable judgment to be necessary or desirable to confirm the obligations of Guarantor under this Guaranty.

    The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction of the terms of this Guaranty.




         [The Remainder of this Page is Left Intentionally Blank]





    IN WITNESS WHEREOF, Guarantor has caused this R&B GUARANTY to be executed and delivered under seal by its duly authorized officer as of the date first above written.


                              R&B FALCON CORPORATION



                              By:
                                Name:
                                Title: